UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801 (Zip Code)
(Address of principal executive offices)

(225) 248-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of March 1, 2022, Business First Bancshares, Inc. (“Business First”), a Louisiana corporation and the parent holding company of b1BANK, completed its previously announced acquisition (the “Merger”) of Texas Citizens Bancorp, Inc. (“TCBI”), a Texas corporation and the parent holding company of Texas Citizens Bank, National Association.

The Merger was completed pursuant to the previously announced Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated October 20, 2021, by and between Business First and TCBI. In accordance with the terms of the Reorganization Agreement, at the effective time, TCBI was merged with and into Business First, with Business First surviving the Merger. Immediately following the holding company Merger, Texas Citizens Bank, National Association was merged with and into b1BANK, with b1BANK as the surviving bank.

Pursuant to the terms of the Reorganization Agreement, each issued and outstanding share of TCBI stock was converted into the right to receive 0.7038 shares of Business First common stock. In aggregate, Business First issued approximately 2.1 million shares of its common stock in the Merger.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Business First’s Current Report on Form 8-K filed on October 21, 2021 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, on March 1, 2022, Business First assumed TCBI’s obligations with respect to: (i) $8.90 million in aggregate principal amount of 8.00% fixed-to-floating subordinated notes due 2027; (ii) $10.0 million in aggregate principal amount of 6.25% fixed-to-floating subordinated notes due 2028; and (iii) $7.5 million in aggregate principal amount of 6.375% fixed-to-floating subordinated notes due 2028 (collectively, the “Notes”).

The Notes have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Business First agrees to furnish a copy of such indentures to the Commission upon request.

Item 8.01. Other Events.

On March 1, 2022, Business First issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its Merger of TCBI.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Business First Bancshares, Inc., dated March 1, 2022 announcing the completion of its acquisition of Texas Citizens Bancorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
Name:	David R. Melville, III
Title:	President and Chief Executive Officer

Date: March 1, 2022